Exhibit 4.2

EVERGY KANSAS CENTRAL, INC.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

(as Successor to

HARRIS TRUST AND SAVINGS BANK)

FIFTY-THIRD SUPPLEMENTAL (REOPENING) INDENTURE

to Original Mortgage Filed with Shawnee County Register of Deeds on July 1, 1939, at Book 778 Page 216

Dated as of December 5, 2025

First Mortgage Bonds, 5.25% Series due 2035

TABLE OF CONTENTS

Parties	1
Recitals	1
Granting Clause	5
Habendum	7
Exceptions and Reservations	8

		PAGE

ARTICLE I
DESCRIPTION OF BONDS OF THE 5.25% SERIES DUE 2035

Section 1.	Terms of the Reopening Bonds	10
Section 2.	Denominations of Bonds of the 5.25% Series due 2035 and Privilege of Exchange	10
Section 3.	Form of Bonds of the 5.25% Series due 2035	10
Section 4.	Execution and Form of Temporary Reopening Bonds	19

ARTICLE II
ISSUE OF BONDS OF THE 5.25% SERIES DUE 2035

Section 1.	Limitation as to Principal Amount of Bonds of the 5.25% Series due 2035	19
Section 2.	Execution and Delivery of Bonds of the 5.25% Series due 2035	19
Section 3.	Additional Bonds of the 5.25% Series due 2035	19

ARTICLE III
REDEMPTION AND SUBSTITUTION OF BONDS OF THE 5.25% SERIES DUE 2035

Section 1.	Optional Redemption of Bonds of the 5.25% Series due 2035	20
Section 2.	Substitution of Bonds of the 5.25% Series due 2035	20

ARTICLE IV
ADDITIONAL COVENANTS

Section 1.	Covenants of the Fifty-Third Supplemental Indenture	20

ARTICLE V
RESERVATIONS OF RIGHTS TO AMEND THE ORIGINAL INDENTURE

Section 1.	Modernization of the Original Indenture	20

ii

FIFTY-THIRD SUPPLEMENTAL (REOPENING) INDENTURE, dated as of the 5th day of December, Two Thousand and Twenty-Five, made by and between Evergy Kansas Central, Inc., formerly Westar Energy, Inc., a corporation organized and existing under the laws of the State of Kansas (and successor by the Merger (hereinafter defined) to Westar Energy, Inc., formerly The Kansas Power and Light Company, sometimes hereinafter called the “Company-Predecessor”) (hereinafter called the “Company”), party of the first part, and The Bank of New York Mellon Trust Company, N.A., a national banking association whose mailing address is 311 S. Wacker Drive, Suite 6200B Mailbox #44, Chicago, Illinois 60606 (hereinafter called the “Trustee”), as Trustee (as successor to Harris Trust and Savings Bank), under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust dated July 1, 1939 (hereinafter referred to as the “Original Indenture”), to provide for and to secure the issue of First Mortgage Bonds of the Company, issuable in series, and to declare the terms and conditions upon which the Bonds (as defined in the Original Indenture) are to be issued thereunder; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee fifty-four Supplemental Indentures, in addition to the Forty-Second Supplemental (Reopening) Indenture, supplemental to said Original Indenture, of which fifty provided for the issuance thereunder of series of the Company’s First Mortgage Bonds, and there is set forth below information with respect to such Supplemental Indentures as have provided for the issuance of Bonds, and the principal amount of Bonds which remain outstanding as of December 5, 2025:

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Supplemental Indenture	July 1, 1939	3-1/2% Series Due 1969	$26,500,000	None

Second Supplemental Indenture	April 1, 1949	2-7/8% Series Due 1979	10,000,000	None

Fourth Supplemental Indenture	October 1, 1949	2-3/4% Series Due 1979	6,500,000	None

Fifth Supplemental Indenture	December 1, 1949	2-3/4% Series Due 1984	32,500,000	None

Seventh Supplemental Indenture	December 1, 1951	3-1/4% Series Due 1981	5,250,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Eighth Supplemental Indenture	May 1, 1952	3-1/4% Series Due 1982	4,750,000	None

Ninth Supplemental Indenture	October 1, 1954	3-1/8% Series Due 1984	8,000,000	None

Tenth Supplemental Indenture	September 1, 1961	4-3/4% Series Due 1991	13,000,000	None

Eleventh Supplemental Indenture	April 1, 1969	7-5/8% Series Due 1999	19,000,000	None

Twelfth Supplemental Indenture	September 1, 1970	8-3/4% Series Due 2000	20,000,000	None

Thirteenth Supplemental Indenture	February 1, 1975	8-5/8% Series Due 2005	35,000,000	None

Fourteenth Supplemental Indenture	May 1, 1976	8-5/8% Series Due 2006	45,000,000	None

Fifteenth Supplemental Indenture	April 1, 1977	5.90% Pollution Control Series Due 2007	32,000,000	None

Sixteenth Supplemental Indenture	June 1, 1977	8-1/8% Series Due 2007	30,000,000	None

Seventeenth Supplemental Indenture	February 1, 1978	8-3/4% Series Due 2008	35,000,000	None

Eighteenth Supplemental Indenture	January 1, 1979	6-3/4% Pollution Control Series Due 2009	45,000,000	None

Nineteenth Supplemental Indenture	May 1, 1980	8-1/4% Pollution Control Series Due 1983	45,000,000	None

Twentieth Supplemental Indenture	November 1, 1981	16.95% Series Due 1988	25,000,000	None

Twenty-First Supplemental Indenture	April 1, 1982	15% Series Due 1992	60,000,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Twenty-Second Supplemental Indenture	February 1, 1983	9-5/8% Pollution Control Series Due 2013	58,500,000	None

Twenty-Third Supplemental Indenture	July 1, 1986	8-1/4% Series Due 1996	60,000,000	None

Twenty-Fourth Supplemental Indenture	March 1, 1987	8-5/8% Series Due 2020	50,000,000	None

Twenty-Fifth Supplemental Indenture	October 15, 1988	9.35% Series Due 1998	75,000,000	None

Twenty-Sixth Supplemental Indenture	February 15, 1990	8-7/8% Series Due 2000	75,000,000	None

Twenty-Seventh Supplemental Indenture	March 12, 1992	7.46% Demand Series	370,000,000	None

Twenty-Eighth Supplemental Indenture	July 1, 1992	7-1/4% Series Due 1999	125,000,000	None

		8-1/2% Series Due 2022	125,000,000	None

Twenty-Ninth Supplemental Indenture	August 20, 1992	7-1/4% Series Due 2002	100,000,000	None

Thirtieth Supplemental Indenture	February 1, 1993	6% Pollution Control Revenue Refunding Series Due 2033	58,500,000	None

Thirty-First Supplemental Indenture	April 15, 1993	7.65% Series Due 2023	100,000,000	None

Thirty-Second Supplemental Indenture	April 15, 1994	7-1/2% Pollution Control Revenue Refunding City of St. Marys Series Due 2032	45,000,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
		7-1/2% Pollution Control Revenue Refunding City of Wamego Series Due 2032	30,500,000	None

Thirty-Third Supplemental Indenture	August 11, 1997	6-7/8% Convertible Series Due 2004	370,000,000	None

		7-1/8% Convertible Series Due 2009	150,000,000	None

Thirty-Fourth Supplemental Indenture	June 28, 2000	9-1/2% Series Due 2003	397,800,000	None

Thirty-Fifth Supplemental Indenture	May 10, 2002	7-7/8% Series Due 2007	365,000,000	None

Thirty-Sixth Supplemental Indenture	June 1, 2004	5.00% Series Pollution Control Refunding Revenue Due 2033	58,340,000	None

Thirty-Seventh Supplemental Indenture	June 17, 2004	6.00% Series Due 2014	250,000,000	None

Thirty-Eighth Supplemental Indenture	January 18, 2005	5.15% Series Due 2017	125,000,000	None

		5.95% Series Due 2035	125,000,000	None

Thirty-Ninth Supplemental Indenture	June 30, 2005	5.10% Series Due 2020	250,000,000	None

		5.875% Series Due 2036	150,000,000	None

Fortieth Supplemental Indenture	May 15, 2007	6.10% Series Due 2047	150,000,000	None

Forty-First Supplemental Indenture	November 25, 2008	8.625% Series Due 2018	300,000,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Forty-Second Supplemental Indenture	March 1, 2012	4.125% Series Due 2042	250,000,000	250,000,000

Forty-Second Supplemental (Reopening) Indenture	May 17, 2012	4.125% Series Due 2042	300,000,000	300,000,000

Forty-Third Supplemental Indenture	March 28, 2013	4.10% Series Due 2043	430,000,000	430,000,000

Forty-Fourth Supplemental Indenture	August 19, 2013	4.625% Series Due 2043	250,000,000	250,000,000

Forty-Fifth Supplemental Indenture	November 13, 2015	3.25% Series Due 2025 4.25% Series Due 2045	250,000,000 300,000,000	None 300,000,000

Forty-Sixth Supplemental Indenture	June 20, 2016	2.55% Series Due 2026	350,000,000	350,000,000

Forty-Seventh Supplemental Indenture	March 6, 2017	3.10% Series Due 2027	300,000,000	300,000,000

Forty-Ninth Supplemental Indenture	August 19, 2019	3.25% Series Due 2049	300,000,000	300,000,000

Fiftieth Supplemental Indenture	April 9, 2020	3.45% Series Due 2050	500,000,000	500,000,000

Fifty-First Supplemental Indenture	March 14, 2023	5.70% Series Due 2053	400,000,000	400,000,000

Fifty-Second Supplemental Indenture	November 15, 2023	5.90% Series Due 2033	300,000,000	300,000,000

Fifty-Third Supplemental Indenture	March 13, 2025	5.25% Series Due 2035	300,000,000	300,000,000

; and

WHEREAS, pursuant to that Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2017, by and among the Company-Predecessor, Great Plains Energy Incorporated, a corporation organized and existing under the laws of the State of Missouri, Monarch Energy Holding, Inc., a corporation organized and existing under the laws of the State of Missouri (“Monarch Energy”), and King Energy, Inc., a corporation organized and existing under the laws of the State of Kansas and a wholly owned subsidiary of Monarch Energy (“Merger Sub”), on June 4, 2018 Merger Sub merged with and into the Company-Predecessor, with the Company surviving the merger (the “Merger”), on such terms as fully to preserve and in no respect impair the lien on the mortgaged property under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the “Indenture”) or any of the rights or powers of the Trustee or of the holders of the Bonds thereunder; and

WHEREAS, pursuant to the Forty-Eighth Supplemental Indenture to supplement the Original Indenture, the Company, as a successor corporation resulting from the Merger, assumed the due and punctual performance and observance of all the covenants and conditions to be kept or performed by the Company-Predecessor under the Indenture and the due and punctual payment of the principal of and interest on all Bonds now outstanding under the Indenture according to their tenor and to enable the Company to have and exercise powers and rights of the Company-Predecessor under the Indenture in accordance with the terms thereof; and

WHEREAS, on September 16, 2019, the Company formally changed its name from Westar Energy, Inc. to Evergy Kansas Central, Inc.; and

WHEREAS, the Company is entitled at this time to have authenticated and delivered additional bonds, upon compliance with the provisions of Article III of the Original Indenture, as amended; and

WHEREAS, the Fifty-Third Supplemental Indenture dated as of March 13, 2025 (the“Fifty-Third Supplemental Indenture”) provided for the establishment of a series of Securities designated as the Company’s “First Mortgage Bonds, 5.25% Series due 2035” (hereinafter called “Bonds of the 5.25% Series due 2035”) and provided for the initial issuance of $300,000,000 aggregate principal amount of Bonds of the 5.25% Series due 2035 (the “Original Bonds”); and

WHEREAS, the Company desires by this Fifty-Third Supplemental (Reopening) Indenture (hereinafter referred to as this “Supplemental Indenture”) to issue an additional $300,000,000 aggregate principal amount of Bonds of the 5.25% Series due 2035 (the “Reopening Bonds”) pursuant to the Original Indenture, as supplemented by the Fifty-Third Supplemental Indenture and this Supplemental Indenture; and

WHEREAS, the Reopening Bonds and the Original Bonds shall form a single series and the Reopening Bonds shall be fully fungible with the Original Bonds; and

WHEREAS, the rights and obligations set forth herein do not adversely affect the holders of the Original Bonds; and

WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and indentures supplemental thereto, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Company to the Trustee at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Indenture according to their tenor, purpose and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto The Bank of New York Mellon Trust Company, N.A., as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

FIRST.

All and singular the lands, real estate, chattels real, easements, servitudes, and leaseholds of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, together with all improvements of any type located thereon.

Also all power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, compressor stations, gasoline extraction plants, together with all and singular the electric heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company or which it may hereafter acquire, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, water, gas and other agencies for light, heat, cold or power or any other purpose whatsoever.

SECOND.

Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatsoever, whether underground or overhead or on the surface or otherwise of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

THIRD.

Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

FOURTH.

Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

FIFTH.

Also any and all property of any kind or description which may from time to time after the date of the Original Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company or by any person, copartnership or corporation, with the consent of the Company or otherwise, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment and transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such conveyance, mortgage, pledge, assignment or transfer shall be made.

SIXTH.

Together with all and singular, the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, to the exceptions and reservations hereinabove referred to, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture; and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property herein before described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to be issued under the Indenture as follows:

ARTICLE I

DESCRIPTION OF BONDS OF THE 5.25% SERIES DUE 2035

Section 1. Terms of the Reopening Bonds. Except as otherwise provided in this Supplemental Indenture, the terms, provisions and covenants set forth in the Fifty-Third Supplemental Indenture applicable to the Bonds of the 5.25% Series due 2035 shall be applicable to the Reopening Bonds. The Reopening Bonds shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, all other Bonds of the 5.25% Series due 2035. The Reopening Bonds issued hereunder shall be treated as a single class with all Bonds of the 5.25% Series due 2035 for all purposes under the Original Indenture, as supplemented by the Fifty-Third Supplemental Indenture and this Supplemental Indenture, including, without limitation, for purposes of waivers and amendments. Unless the context requires otherwise, references to “Bonds of the 5.25% Series due 2035” for all purposes under the Original Indenture, as supplemented by the Fifty-Third Supplemental Indenture and this Supplemental Indenture, shall include the Reopening Bonds.

Section 2. Denominations of Bonds of the 5.25% Series due 2035 and Privilege of Exchange. The Reopening Bonds shall be issued in such minimum denominations as set forth in the Fifty-Third Supplemental Indenture.

Section 3. Form of Bonds of the 5.25% Series due 2035. The Reopening Bonds, and the Trustee’s Certificate with respect thereto, shall be substantially in the following forms, respectively:

[Form of Bond appears on following page]

[FORM OF LEGEND FOR GLOBAL SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE OR ANY SUPPLEMENT THERETO.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP 30036F AD3

EVERGY KANSAS CENTRAL, INC.

(Incorporated under the laws of the State of Kansas)

FIRST MORTGAGE BOND, 5.25% SERIES DUE 2035

DUE MARCH 15, 2035

No. R-[ ]	$[ ],000,000.00

EVERGY KANSAS CENTRAL, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, on the fifteenth day of March, 2035, the principal sum of [    ] MILLION DOLLARS ($[ ],000,000.00) in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the fifteenth day of March and September immediately preceding the date of this Bond, unless such Bond shall be dated prior to September 15, 2025, in which case from March 13, 2025 at the rate of 5.25 percent (5.25%) per annum, payable semi-annually, on March 15 and September 15 of each year, commencing March 15, 2026, until maturity, or, if this Bond shall be duly called for redemption or submitted for repurchase, until the redemption date or repurchase date, as the case may be, or, if the Company shall default in the payment of the principal or premium hereof, until the Company’s obligation with respect to the payment of such principal or premium shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any March 15 or September 15 interest payment date as aforesaid will be paid to the person in whose name this Bond is registered at the close of business on the record date for the interest payment date, which will be the close of business on (i) the Business Day immediately preceding such interest payment date for so as long as this Bond remains in book-entry only form or (ii) the fifteenth calendar day immediately preceding each interest payment date if this Bond does not remain in book-entry only form (the “record date”), unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of, premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois in immediately available funds, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder’s registered address.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the “Bonds”), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally and ratably secured by a Mortgage and Deed of Trust, dated July 1, 1939 (the “Original Mortgage”), executed by the Company to The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), as Trustee (as successor to Harris Trust and Savings Bank), as amended by indentures supplemental thereto including the Fifty-Third indenture supplemental thereto dated as of March 13, 2025 and the additional Fifty-Third Supplemental (Reopening) Indenture supplemental thereto dated as of December 5, 2025 (herein called the “Supplemental Indenture”), between the Company and the Trustee (said Original Mortgage, as so amended, being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the “First Mortgage Bonds, 5.25% Series due 2035” (herein called

“Bonds of the 5.25% Series due 2035”) of the Company, issued under and secured by the Indenture executed by the Company to the Trustee. Additional Bonds of the 5.25% Series due 2035 may be issued, at the option of the Company, without the consent of any holder of the Bonds of the 5.25% Series due 2035, at any time and from time to time in unlimited aggregate principal amount.

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of holders of the Bonds called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939 and to make certain other amendments, all as more fully provided in the Indenture and in the Supplemental Indenture.

This Bond is subject to redemption by the Company, prior to December 15, 2034 (the “Par Call Date”) at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimals) equal to the greater of: (1)(a) the sum of present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the Bond plus 15 basis points less (b) interest accrued to the redemption date; and (2) 100% of the principal amount of the Bond to be redeemed, plus in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

This Bond is subject to redemption by the Company on or after Par Call Date at its option, in whole or in part, at any time and from time to time in part, at a redemption price equal to 100% of the principal amount of the Bond to be redeemed, plus accrued and unpaid interest thereon, but excluding, the redemption date.

For purposes of the optional redemption provisions, the following term has the following meaning:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

•

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no obligation or duty whatsoever to determine, or to verify the Company’s calculations of, the redemption price.

Such redemption in every case shall be effected upon notice given: (1) at least ten days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price (or if not then ascertainable, the manner of calculation thereof) and date, in each case, subject to the conditions of and as more fully set forth in the Indenture. If less than all of the outstanding Bonds are to be redeemed, the Bonds to be redeemed shall be selected in accordance with the policies and procedures of The Depository Trust Company (or any successor depositary thereto), provided that in the event the Bonds are no longer held in the global form, the Bonds to be redeemed shall be selected by the Trustee by lot.

Notwithstanding the foregoing, so long as there is no existing default in the payment on the Bonds of the 5.25% Series due 2035, installments of interest on the Bonds of the 5.25% Series due 2035 that are due and payable on an interest payment date falling on or prior to a redemption date shall be payable on such interest payment date to the registered owners of the Bonds of the 5.25% Series due 2035 as of the close of business on the relevant record date according to the Bonds of the 5.25% Series due 2035 and the Indenture, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case defaulted interest shall be paid to the person in whose name such Bond of the 5.25% Series due 2035 is registered on the date of payment of such defaulted interest. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

A notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the redemption date. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption have occurred before the redemption date or have been waived by the Company. If any of these events fail to occur and are not waived by the Company, the Company will be under no obligation to redeem the Bonds or pay the holders thereof any redemption proceeds, and the Company’s failure to so redeem the Bonds will not be considered a default or event of default under the Indenture. In the event that any of these conditions fail to occur and are not waived by the Company, the Company will promptly notify the Trustee in writing that the conditions precedent to such redemption have failed to occur and the Bonds will not be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds or portions of the Bonds called for redemption.

In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

The Company or a successor entity may deliver to the Trustee in substitution for any Bonds of the 5.25% Series due 2035, mortgage bonds or other similar instruments as set forth in the Indenture.

Subject to the preceding sentence, no recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

No director, officer, employee or stockholder of the Company will have any liability for any obligations of the Company under the Bonds or Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the Securities and Exchange Commission that this type of waiver is against public policy.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon Trust Company, N.A., the Trustee (as successor to Harris Trust and Savings Bank) under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, EVERGY KANSAS CENTRAL, INC. has caused this Bond to be signed in its name by its Chairman of the Board, President and Chief Executive Officer or a Vice President, manually or electronically, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or electronically.

Dated:

EVERGY KANSAS CENTRAL, INC.

By:
Geoffrey T. Ley
Senior Vice President, Corporate Planning and Treasurer

Attest:

Heather A. Humphrey
Senior Vice President, General Counsel and
Corporate Secretary

[SIGNATURE PAGE TO GLOBAL NOTE]

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust dated July 1, 1939 and Supplemental Indenture dated as of December 5, 2025.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
As Trustee

By:
Authorized Signatory

[TRUSTEE’S CERTIFICATE TO GLOBAL NOTE]

Section 4. Execution and Form of Temporary Reopening Bonds. Until Reopening Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Reopening Bonds in temporary form, as provided in Section 9 of Article II of the Original Indenture.

ARTICLE II

ISSUE OF BONDS OF THE 5.25% SERIES DUE 2035

Section 1. Limitation as to Principal Amount of Bonds of the 5.25% Series due 2035. The total principal amount of Bonds of the 5.25% Series due 2035 which may be authenticated and delivered hereunder is not limited except as the Original Indenture, the Fifty-Third Supplemental Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.

Section 2. Execution and Delivery of Bonds of the 5.25% Series due 2035. The Reopening Bonds in an aggregate principal amount of $300,000,000 may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III of the Original Indenture. Upon the issuance of the Reopening Bonds, the aggregate principal amount of the Bonds of the 5.25% Series due 2035 will be $600,000,000.

Section 3. Additional Bonds of the 5.25% Series due 2035. The Bonds of the 5.25% Series due 2035 need not be issued at the same time. Subject to the limitations of the Original Indenture, the Fifty-Third Supplemental Indenture and this Supplemental Indenture with respect to the principal amount of Bonds which may be issued thereunder, the Company may, from time to time, at its option and without the consent of any holder of the Bonds of the 5.25% Series due 2035, reopen the 5.25% Series due 2035 for issuance of additional Bonds of the 5.25% Series due 2035 (such Bonds, “Additional Bonds”); provided that if the Additional Bonds are not fungible with the previously issued Bonds of the 5.25% Series due 2035 for United States federal income tax purposes, the Additional Bonds will have a separate CUSIP number, and further provided that Additional Bonds shall rank pari passu with any outstanding Bonds of the 5.25% Series due 2035, shall be consolidated with and treated as a single series with the outstanding Bonds of the 5.25% Series due 2035 for all purposes, and shall have terms and conditions identical to those of the other outstanding Bonds of the 5.25% Series due 2035, except that Additional Bonds may differ with respect to:

(i) the date of issuance;

(ii) the amount of interest payable on the first interest payment date therefor;

(iii) the first interest payment date;

(iv) the issue price; and

(v) any adjustments necessary in order to conform to and ensure compliance with the Securities Act of 1933, as amended (or other applicable securities laws), which are not adverse in any material respect to the holder of any outstanding Bonds of the 5.25% Series due 2035.

Additional Bonds of the 5.25% Series due 2035 executed by the Company and delivered to the Trustee shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III of the Original Indenture.

ARTICLE III

REDEMPTION AND SUBSTITUTION OF BONDS OF THE 5.25% SERIES DUE 2035

Section 1. Optional Redemption of Bonds of the 5.25% Series due 2035. The Reopening Bonds shall be subject to optional redemption by the Company as set forth in the Fifty-Third Supplemental Indenture.

Section 2. Substitution of Bonds of the 5.25% Series due 2035. The Company may deliver to the Trustee in substitution for any Reopening Bonds, mortgage bonds or other similar instruments of the Company or any successor entity as set forth in the Fifty-Third Supplemental Indenture.

ARTICLE IV

ADDITIONAL COVENANTS

Section 1. Covenants of the Fifty-Third Supplemental Indenture. The Company hereby covenants, warrants and agrees to the covenants set forth in Article IV of the Fifty-Third Supplemental Indenture.

ARTICLE V

RESERVATIONS OF RIGHTS TO AMEND THE ORIGINAL INDENTURE

Section 1. Modernization of the Original Indenture. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 5.25% Series due 2035, or of any subsequent series of bonds, to amend the Original Indenture to:

(a) Eliminate maintenance and improvement fund requirements;

(b) Simplify the provisions for release of obsolete property, de minimis property releases and substitution of property and unfunded property;

(c) Permit additional terms of bonds or forms of bond in supplemental indentures, including terms for uncertificated and global securities (or definitive securities in lieu thereof) and medium-term notes;

(d) Make any changes necessary to conform the Mortgage with the requirements of the Trust Indenture Act;

(e) Add defeasance provisions providing for covenant and legal defeasance options;

(f) Permit the Company to remove the trustee in certain circumstances;

(g) Provide for direction to the trustee under the Mortgage to vote pledged prior lien bonds for specified amendments to the prior lien mortgage;

(h) Provide broader investment directions to the trustee or permitting the Company to direct investment of money held by the Trustee, so long as there is no event of default under the Mortgage;

(i) Amend the definition of “Excepted Property” to exclude property which generally cannot be mortgaged without undue administrative burden (i.e. automobiles), but allowing the Company to subject Excepted Property to the Mortgage;

(j) Amend the definition of “Bondable Property” to allow all mortgaged property to be bondable; and

(k) Update the definition of “Permitted Liens.”

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Acceptance of Trust. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

Section 2. Responsibility and Duty of Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

Section 3. Parties to Include Successors and Assigns. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 4. Benefits Restricted to Parties and to Holders of Bonds and Coupons. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

Section 5. Execution in Counterparts. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 6. Titles of Articles Not Part of the Fifty-Third Supplemental (Reopening) Indenture. The Titles of the several Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

Section 7. Electronic Means. With respect to the Bonds of the 5.25% Series due 2035:

The Trustee shall have the right to accept and act upon instructions (“Instructions”), including fund transfer instructions given pursuant to this Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers and other Company personnel with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing or promptly upon reasonable request of the Trustee. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee shall be entitled to presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall establish reasonable procedures to ensure that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of the Electronic Means it selects to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this Section 7, “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 8. OFAC Compliance. With respect to the Bonds of the 5.25% Series due 2035:

(a) The Company covenants and represents that neither it nor, to the knowledge of the Company, any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government (including the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”).

(b) The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any part of the proceeds received in connection with the Indenture or any other of the transaction documents (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Section 9. FATCA. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Supplemental Indenture, the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this paragraph shall survive the termination of this Supplemental Indenture.

IN WITNESS HEREOF, EVERGY KANSAS CENTRAL, INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President, Chief Executive Officer or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and The Bank of New York Mellon Trust Company, N.A., party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and attested by its duly authorized officer, all as of the day and year first above written.

(CORPORATE SEAL)

EVERGY KANSAS CENTRAL, INC.

By:	/s/ Geoffrey T. Ley
Geoffrey T. Ley Senior Vice President, Corporate Planning and Treasurer

ATTEST:

By:	/s/ Heather A. Humphrey
Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Mary Jo Wagener
Name: Mary Jo Wagener
Title: Vice President

STATE OF MISSOURI	)
: ss.:
COUNTY OF JACKSON	)

BE IT REMEMBERED, that on this 2nd day of December, 2025, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Geoffrey T. Ley and Heather A. Humphrey, of Evergy Kansas Central, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

/s/ Nicole A. Wehry
Notary Public
My Commission Expires
February 4, 2027

NICOLE A. WEHRY

NOTARY PUBLIC – NOTARY SEAL

STATE OF MISSOURI

MY COMMISSION EXPIRES FEBRUARY 4, 2027

JACKSON COUNTY

COMMISSION #14391200

STATE OF MISSOURI	)
: ss.:
COUNTY OF JACKSON	)

BE IT REMEMBERED, that on this 2nd day of December, 2025, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Geoffrey T. Ley, and Heather A. Humphrey, of Evergy Kansas Central, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said Geoffrey T. Ley is Senior Vice President, Corporate Planning and Treasurer and that the said Heather A. Humphrey is Senior Vice President, General Counsel and Corporate Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

/s/ Nicole A. Wehry
Notary Public
My Commission Expires
February 4, 2027

NICOLE A. WEHRY

NOTARY PUBLIC – NOTARY SEAL

STATE OF MISSOURI

MY COMMISSION EXPIRES FEBRUARY 4, 2027

JACKSON COUNTY

COMMISSION #14391200

STATE OF TEXAS	)
: ss.:
COUNTY OF HARRIS	)

BE IT REMEMBERED, that on this 2nd day of December, 2025, before me, the undersigned, a Notary Public within and for the State aforesaid, personally came Mary Jo Wagener, a Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association, who is personally known to me or proved to be on the basis of sufficient identification to be such officer, and who is personally known to me or proved to me on the basis of sufficient identification to be the same person who executed as such officer the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation.

/s/ April Bradley
Notary Public April Bradley

APRIL MICHELLE BRADLEY

Notary ID#133238619

My Commission Expires

July 28, 2029

Notary Public – State of Texas